                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          EPOCH PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          EPOCH PHARMACEUTICALS, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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

                          EPOCH PHARMACEUTICALS, INC.
                        1725 220TH STREET, S.E., NO. 104
                           BOTHELL, WASHINGTON 98021
                                 (425) 485-8566

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Epoch Pharmaceuticals, Inc. (the "Company") will be held on Wednesday, April 29, 1998, at 12:00 P.M. Pacific Time, at the principal offices of the Company, 1725 220th Street, S.E., No. 104, Bothell, Washington 98021, for the following purposes which are more fully described on the accompanying Proxy Statement:

          1. To consider and vote upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of the Company's Common Stock from 30,000,000 to 50,000,000 (which amendment may be deemed to have anti-takeover effects) (Proposal 1);

          2. To consider and vote upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to include a provision pursuant to which the Company will be governed by Section 203 of the General Corporation Law of the State of Delaware (which amendment may be deemed to have anti-takeover effects) (Proposal 2);

          3. To elect four (4) directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified (Proposal 3); and

          4. To transact such other business as may properly come before the Annual Meeting of Stockholders and adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 20, 1998, as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

                                          By Order of the Board of Directors,

                                          Sanford S. Zweifach,
                                          President and Secretary
Bothell, Washington
Dated: April 14, 1998

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        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS
   POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. THIS PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

--------------------------------------------------------------------------------

                          EPOCH PHARMACEUTICALS, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 1998

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") of Epoch Pharmaceuticals, Inc., a Delaware corporation ("Epoch" or the "Company"), to be held at the principal offices of the Company, 1725 220th Street, S.E., No. 104, Bothell, Washington 98021, at 12:00 P.M. Pacific Time, on Wednesday, April 29, 1998, and at any and all adjournments or postponements thereof, at which stockholders of record at the close of business on March 20, 1998 (the "Record Date") shall be entitled to vote.

REVOCABILITY OF PROXIES

     A form of proxy for voting your shares at the Meeting is enclosed. Any stockholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by (i) filing an instrument revoking the proxy with the Secretary of the Company, (ii) executing and returning a proxy bearing a later date or (iii) appearing and voting in person at the Meeting. Subject to such revocation, shares represented by a properly executed proxy received by the Company in time for the Meeting will be voted in accordance with the instructions on the proxy. If no instruction is specified, the shares represented by the proxy will be voted FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 50,000,000, FOR the approval of an amendment to the Company's Restated Certificate of Incorporation to include a provision pursuant to which the Company will be governed by Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") and FOR the election as directors of the nominees proposed by the Board of Directors. If any other business is properly presented at the Meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors.

PERSONS MAKING THE SOLICITATION

     This solicitation of proxies is being made by the Board of Directors of the Company. It is contemplated that proxies will be solicited through the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone, telegram or facsimile without receiving special compensation therefor. The Company will bear the entire cost of solicitation of proxies including costs associated with the preparation, assembly, printing and mailing of this Proxy Statement and any other materials used in the solicitation of proxies or furnished to stockholders for the Meeting. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to the beneficial owners of the shares held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with the solicitation of proxies, if management determines that it is advisable.

VOTING AT THE MEETING

     The shares of common stock of the Company, $.01 par value (the "Common Stock"), constitute the only outstanding class of voting securities of the Company. A total of 14,814,793 shares of Common Stock were outstanding on the Record Date. Each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposal Nos. 1, 2 and 3 is discussed under each respective Proposal.

                                  PROPOSAL ONE

             AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO
                        INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has directed that there be submitted to the stockholders of the Company at the Meeting a proposed amendment to Article 4 of the Company's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock of the Company from 30,000,000 to 50,000,000. Such amendment was unanimously approved by the Company's Board of Directors on February 13, 1998. As more fully set forth below, the proposed amendment is intended to enable the Company to have sufficient shares of Common Stock to be issued or reserved for issuance pursuant to the rights offering (the "Rights Offering") described below and other opportunities which may arise from time to time. However, and while this is not the intent of the proposal, in addition to the Rights Offering and general corporate purposes, the proposed amendment can be used to make more difficult a change in control of the Company.

     Pursuant to Article 4 of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), the Company is presently authorized to issue 30,000,000 shares of Common Stock, of which on the Record Date, 14,814,793 shares of Common Stock were issued and outstanding, and 7,593,666 shares of Common Stock were committed for issuance pursuant to outstanding stock options and warrants and upon exercise of a Unit Purchase Option granted to the underwriter of the Company's initial public offering. The Company is also presently authorized to issue 10,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding. The authorized number of shares of Preferred Stock will not be changed as a result of the Proposal.

     The Company will require additional funds to continue its operations and, over the longer term, will require substantial additional funds to maintain and expand its research and development activities and to ultimately commercialize, with or without the assistance of corporate partners, any of its proposed products. Commencing in December, 1997, the Company entered into discussions with potential investors with respect to both short and long term financing for the Company. The Board of Directors determined to offer to the stockholders of the Company the opportunity to participate in the financing and, accordingly, the Company decided to undertake a Rights Offering in which the Company would seek to raise between $4,000,000 and $5,000,000.

     On February 26, 1998, the Company and Bay City Capital LLC, a merchant banking partnership that was formed by The Craves Group and the Pritzker Family business interests ("Bay City Capital"), entered into a Bridge Financing Agreement (the "Bridge Loan") pursuant to which Bay City Capital loaned $3,000,000 to the Company as a bridge to the consummation of the Rights Offering or other long term financing. The outstanding principal amount of the Bridge Loan bears interest at the rate of 8% per annum. The Bridge Loan is due and payable on the first to occur of (i) February 25, 2000, (ii) the completion of a Rights Offering, or other equity offering, the net proceeds of which exceed $4.0 million and (iii) the closing of an acquisition of the Company (whether by way of merger, purchase of all or a controlling interest in stock, purchase of substantially all assets or otherwise). The founding partner of The Craves Group, Fred Craves, Ph.D., is the Chairman and Chief Executive Officer of the Company. Sanford Zweifach, the President, Chief Financial Officer, Secretary and a director of the Company, is also the Chief Financial Officer of Bay City Capital.

     The Company will seek to raise between $4,000,000 and $5,000,000 pursuant to the Rights Offering by issuing to each holder of Common Stock of record as of the close of business on a date to be determined by the Board of Directors (the "Rights Offering Record Date") one non-transferable right (the "Right") for each share of Common Stock held on the Rights Offering Record Date, with each such Right entitling the holder to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege") for a price per share calculated at a certain discount to be determined to the then current market price, which price will be the average closing bid price of the Common Stock over the 20 trading days ending on the day prior to the closing of the Rights Offering (the "Subscription Price").

     If shares of Common Stock are not purchased by the holders of Common Stock pursuant to the Basic Subscription Privilege (such shares, in the aggregate, are sometimes hereinafter referred to as the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to it pursuant to the Basic Subscription Privilege may purchase the Excess Shares, subject to proration (the "Oversubscription Privilege"). Pursuant to the Bridge Loan, Bay City Capital has agreed, subject to certain conditions, to purchase any Excess Shares remaining after the exercise of the Basic Subscription Privilege and the Oversubscription Privilege granted to existing stockholders in the Rights Offering. In lieu of paying the Subscription Price in cash, Bay City Capital will cancel a like amount of indebtedness under the Bridge Loan. All other stockholders of the Company subscribing for shares of Common Stock in the Rights Offering will be required to make payment of the Subscription Price in cash.

     In consideration of Bay City Capital committing to make the Bridge Loan and agreeing to purchase any Excess Shares remaining after the exercise of the Basic Subscription Privilege and the Oversubscription Privilege granted to existing stockholders pursuant to the Rights Offering, the Company issued to Bay City Capital a warrant to subscribe for and purchase, at an exercise price of $.90 per share, 2,000,000 shares of the Company's Common Stock.

     Stockholders of the Company will not separately vote on the Rights Offering; however, the Company's ability to consummate the Rights Offering is dependent upon the stockholders' approval of an amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock. Pursuant to the Restated Certificate of Incorporation of the Company, stockholders of the Company have no preemptive rights with respect to the additional shares being authorized. The Restated Certificate of Incorporation does not require further approval by stockholders prior to the issuance of any additional shares of Common Stock or Preferred Stock.

     If approved, the increased number of authorized shares of Common Stock will be available for issue in connection with the Rights Offering, from time to time upon the exercise of outstanding stock options and warrants, as well as for such other purposes and consideration as the Board of Directors may approve, and no further vote of stockholders of the Company will be required, except as provided under Delaware law or under the rules of any national securities exchange or market on which shares of Common Stock of the Company are at the time listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions, including the Rights Offering. The increase in the authorized Common Stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the Common Stock. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this Proposal is not being made in response to any such attempts.

     In addition, under certain circumstances, the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company, by causing such additional authorized shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid. In this connection, the Board could issue shares of Common Stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Company's Restated Certificate of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company, since the issuance of such shares could dilute the Common Stock ownership of such person or entity.

     In addition, if the stockholders approve Proposal 2, then the Company will be governed by Section 203 of the Delaware General Corporation Law (the "Delaware anti-takeover law"), which provides that certain "business combinations" between a Delaware corporation and an "interested stockholder" (generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an "interested stockholder", unless certain exceptions apply. The term "business combination" is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an "interested stockholder's" percentage ownership of stock in a Delaware corporation.

     As set forth above, such devices may adversely impact stockholders who desire a change in management and/or the Board of Directors or to participate in a tender offer or other sale transaction involving a change in control of the Company. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized Common Stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

     The additional authorized shares of Common Stock will provide the Company with flexibility to issue Common Stock to a level that the Board of Directors believes is advisable. Except for the Rights Offering, the Company currently has no plans to issue any additional shares of Common Stock other than the shares that previously have been reserved for issuance as described above. However, the additional shares of Common Stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for such purposes as stock dividends, acquisitions, offerings of stock or additional compensation plans.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to authorize the proposed increase in the authorized number of shares of Common Stock. Abstentions and broker non-votes will have the same effect as votes against the proposal.

     If the amendment is authorized, the text of paragraph 1 of Article 4 of the Company's Restated Certificate of Incorporation will be as follows:

          "ARTICLE 4: The total number of shares of stock which the Corporation shall have the authority to issue is sixty million (60,000,000) shares, consisting of a class of ten million (10,000,000) shares of Preferred Stock, par value $.01 per share, and a class of fifty million (50,000,000) shares of Common Stock, par value $.01 per share (the Preferred Stock, par value $.01 per share, being herein referred to as 'Preferred Stock'; and the Common Stock, par value $.01 per share, being herein referred to as 'Common Stock'). The Board of Directors is expressly authorized to provide for the issuance of the shares of Preferred Stock in one or more series and, by filing a Certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designations, powers, preferences and relative, participation, optional or other special rights, if any, of the shares of each such series and the qualifications, limitations and restrictions thereof, if any, with respect to each such series of Preferred Stock."

     The Board of Directors recommends that stockholders vote FOR the proposal to amend the Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                                  PROPOSAL TWO

       AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION TO ELECT TO BE
                      GOVERNED BY SECTION 203 OF THE DGCL

     The Board of Directors has approved and recommended for stockholder approval an amendment to the Company's Restated Certificate of Incorporation to add a new Article 11 providing that the Company will be governed by Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for the three years following the date that a person becomes an interested stockholder unless: (i) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned
(a) by persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     The restrictions contained in Section 203 applies to all Delaware corporations which meet certain requirements unless the stockholders of the corporation adopt an amendment to the corporation's bylaws or certificate of incorporation expressly electing not to be governed by Section 203.

     An "interested stockholder," as defined in Section 203(c)(5) of the statute, is a person (or an affiliate or associate of such person) who either owns 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation, and owned 15% or more of its outstanding voting stock in the previous three years. "Affiliates" include persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, another person. Under a separate definition of "control" in the statute, ownership of 20% of a corporation's voting stock gives rise to a rebuttable presumption of control of a corporation, unless the person holds the shares in good faith as an agent, bank, broker, nominee, custodian or trustee for a person or persons who do not have control. "Associates" of a person include other organizations for which a person serves as an officer, director or partner or in which a person holds 20% or more of any class of voting stock; a trust or estate in which a person has a 20% beneficial interest or serves as trustee or in a fiduciary capacity; and any relative or spouse of a person who lives with that person. A person "owns" stock when the person individually or with or through its affiliates or associates directly or indirectly beneficially owns such stock or has the right to acquire such stock pursuant to any agreement, arrangement or understanding or upon exercise of rights, warrants or options; or has the right to vote such stock; or has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of such stock with any other person who beneficially owns such stock.

     The statute exempts from the definition of an "interested stockholder" stockholders who (i) owned shares in excess of 15% of a corporation's voting stock prior to December 23, 1987, (ii) acquired such shares from a person described in the previous clause by gift, inheritance or any transaction in which no consideration was exchanged, or (iii) any person whose ownership of shares in excess of 15% of a corporation's voting stock is the result of action taken solely by the corporation; provided that such persons shall be interested stockholders if thereafter they acquire additional shares of voting stock of the corporation, except as a result of further corporate action not caused, directly or indirectly, by such persons. Section 203 also exempts from its provisions transactions between a corporation and an interested stockholder if such interested stockholder acquired 15% or more of the corporation's voting stock prior to the effective date of an amendment to the corporation's certificate of incorporation whereby the corporation elected to be governed by Section 203 of the DGCL. Therefore, if the stockholders of the Company approve Proposal 2, then Grace Brothers Ltd. will be exempted from the provisions of Section 203 since it acquired 15% or more of the Company's voting stock prior to the effective date of the amendment to the Company's Restated Certificate of Incorporation.

     The statute's definition of "business combination" includes mergers by the corporation or a directly or indirectly majority-owned subsidiary of the corporation with or caused by an interested stockholder, and the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of the corporation or of a subsidiary equal to 10% or more of the market value of the corporation's consolidated assets or its outstanding stock to the interested stockholder, except for proportionate dispositions to stockholders. Also defined as "business combinations" are issuances or transfers of stock of the corporation or of a subsidiary to the interested stockholder, except for conversions or exchanges of pre-existing shares or the exercise of pre-existing rights or, after the interested stockholder achieved that status, the conversion or exercise of shares or rights distributed pro rata or the payment of dividends pro rata or exchange offers, so long as any of the foregoing do not increase the interested stockholder's proportionate ownership of a class of stock. The definition of "business combination" also includes any receipt by the interested stockholder (except proportionately as a stockholder) of the benefit of any loans, advances, guarantees, pledges or other financial benefits. Finally, the definition includes any transaction which increases the interested stockholder's proportionate share of the stock of any class or series of the corporation unless the increase is due to a purchase or redemption not caused by the interested stockholder.

     The three-year moratorium imposed on business combinations by Section 203 can be avoided in one of three ways. First, if, prior to a person's becoming an interested stockholder, the board of directors approves the business combination or the transaction which results in the person becoming an interested stockholder, the moratorium does not apply. An interested stockholder also can avoid the moratorium imposed by Section 203 by acquiring 85% of the corporation's voting stock in the same transaction that makes him an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept the tender offer). Finally, if, on or after the date a person becomes an interested stockholder, the board approves the business combination and such business combination also is approved at an annual or special meeting of stockholders, and not by written consent, by two-thirds of the voting stock not owned by the interested stockholder, the moratorium does not apply to such business combination.

     Any amendment, alteration or repeal of proposed Article 11 after it is adopted by the stockholders of the Company will require the affirmative vote of the holders of at least 66 2/3% of the combined voting power of all issued and outstanding shares of voting stock of the Company, voting together as a single class.

     The provisions of Section 203 are designed to discourage or make more difficult a takeover or acquisition of control by interested stockholders without obtaining the consent of the Company's Board of Directors and its stockholders. This provision, however, also could deprive stockholders of possible opportunities to realize a premium for their shares and reduce the risk to management that it might be displaced by a takeover.

     Upon approval of the proposal to amend the Company's Restated Certificate of Incorporation in accordance with Section 203(b) of the Delaware General Corporation Law, "business combinations" with "interested stockholders" after the amendment becomes effective will be conditioned upon satisfaction of the provisions of Section 203 of the Delaware General Corporation Law. "Business combinations" between the Company and any person who became an "interested stockholder" of the Company on or prior to the date of the effectiveness of the amendment to the Restated Certificate of Incorporation, however, will not be conditioned upon satisfaction of the provisions of Section 203 of the Delaware General Corporation Law. Therefore, if the stockholders of the Company approve Proposal 2, any "business combination" with Grace Brothers Ltd., which acquired 15% or more of the Company's voting stock prior to the effectiveness of Article 11, would be exempt from the provisions of Section 203.

     The Company, by action of its Board of Directors, previously voted to opt out of Section 203 by an amendment to its Bylaws. Now, however, the Board of Directors has carefully considered the potential adverse effects of being subject to the provisions of Section 203 described above and has unanimously concluded that the adverse effects are substantially outweighed by the increased protection which the statute will afford the Company and its stockholders. The Company believes that the protections that Section 203 would provide to the Company would be beneficial to the stockholders because they would enhance the Board of Directors' capacity to defend against undesirable takeover attempts and, in the event of the sale of the Company, enhance the Board of Directors' ability to negotiate a transaction that is in the stockholders' best interest and maximizes value for all stockholders. In the past, there have been a number of surprise takeovers of publicly-owned corporations which have occurred through tender offers or other sudden purchases of a substantial number of outstanding shares. Such tender offers and other share purchases are often followed by a merger or acquisition of the target corporation by the purchaser without any negotiations with the Board of Directors of the target corporation. Such a "two-tiered" business combination automatically eliminates minority interests in the target corporation, often for less valuable consideration per share than was paid in the purchaser's original tender offer or market purchases. In other instances, a purchaser has used its controlling interest to effect other transactions having an adverse impact on the target corporation and its stockholders. The protections afforded by Section 203 will increase the likelihood that anyone contemplating a transaction with the Company would negotiate directly with the Company in advance. The Board believes that it is in a better position than the individual stockholders of the Company to negotiate effectively for an adequate price for all the stockholders, since the Board is likely to be more knowledgeable than any individual stockholder in assessing the business and prospects of the Company. The proposed amendment to the Company's Restated Certificate of Incorporation to make the protections of section 203 available to the Company is not being recommended in response to a pending or threatened attempt to acquire control of the Company. If stockholders approve the proposal electing to be governed by Section 203, the Company's Restated Certificate of Incorporation will supersede any contrary provision in the Company's Bylaws.

VOTE REQUIRED; BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of the majority of the issued and outstanding shares of the Company's Common Stock is required for approval of the amendment to the Company's Restated Certificate of Incorporation to provide that Section 203 of the DGCL shall be applicable to the Company. Abstentions and broker non-votes will have the same effect as votes against the proposal.

     If the amendment is authorized, a new Article 11 will be added to the Company's Restated Certificate of Incorporation as follows:

          "ARTICLE 11: The corporation expressly elects to be governed by
     Section 203 of the General Corporation Law of the State of Delaware."

     The Board of Directors recommends that stockholders vote FOR the proposal to amend the Restated Certificate of Incorporation to provide that the Company will be governed by Section 203 of the DGCL. Proxies solicited by management will be voted FOR the proposal unless a vote against the proposal or abstention is specifically indicated.

                                 PROPOSAL THREE

                             ELECTION OF DIRECTORS

     The persons named in the enclosed proxy will vote to elect the four (4) proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the Meeting. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Each director is to hold office until the next annual meeting and until his or her successor is elected and qualified.

     The names and certain information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. It is intended that shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe than any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors.

NOMINEES

     The following table and paragraphs set forth the names of and certain information regarding the nominees for election as directors of the Company.

           NAME             AGE                   POSITION
           ----             ---                   --------
Fred Craves, Ph.D.          52     Chairman of the Board of Directors and
                                     Chief Executive Officer
Sanford S. Zweifach         42     President, Chief Financial Officer,
                                     Secretary and Director
Kenneth L. Melmon, M.D      63     Director
Richard Dunning             52     Director

     Dr. Craves joined the Company as Chairman of the Board of Directors in July 1993 and became Chief Executive Officer in April 1994. Since January 1997, Dr. Craves has been a principal of the consulting firm of The Craves Group, which, together with the Pritzker Family business interest, founded Bay City Capital, a merchant banking firm. From January 1994 until January 1997, Dr. Craves was a principal of the consulting firm, Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer and President of Codon, a biotechnology company. Following Codon's acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. From 1981 to 1983, Dr. Craves was also a co-founder and director of Creative Biomolecules. From 1979 to 1981, he was a sales and marketing representative for Millipore Corporation. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Chairman of the Board of Directors of NeoRx Corporation and a director of InCyte Pharmaceuticals, Inc.

     Mr. Zweifach joined the Company in January 1995 as President and Chief Financial Officer. From July 1994 to September 1994, and since September 1996, Mr. Zweifach also has served as a director of the Company. Since July 1997, Mr. Zweifach has served as the Chief Financial Officer of Bay City Capital and, since January 1995, Mr. Zweifach has served as a Managing Director of The Olmsted Group, L.L.C., a merchant banking firm. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994, and prior to 1991, he was a Vice President of J.S. Frelinghuysen & Co., Inc., a risk capital and merchant banking firm. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

     Dr. Melmon has been a Director of the Company since November 1991. Dr. Melmon is Professor of Medicine at Stanford University School of Medicine, where he joined the faculty in 1978. He was previously on the faculty at the University of California, San Francisco, specializing in clinical pharmacology. He is a member of the Institute of Medicine-National Academy of Sciences, and a past president of the American Federation for Clinical Research and the American Association of Clinical Investigation. He holds an M.D. from the University of California Medical Center. He is also on the Board of Directors of Uysis.

     Mr. Dunning has been a Director of the Company since October 1996. Since April 1996, Mr. Dunning has served as a director, the President and Chief Executive Officer of VIMRx Pharmaceuticals, Inc. From 1991 to 1996, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the Dupont Merck Pharmaceutical Company. Mr. Dunning currently serves as a director of several other companies, including Innovir Laboratories, Inc. and Endorex Corp.

     Dr. Craves and Mr. Zweifach are also employed by other entities, including Bay City Capital, and, although they devote a substantial portion of their time to the Company, they also devote a portion of their time to their positions at the other entities. Both Dr. Craves and Mr. Zweifach have been engaged by the Company pursuant to Consulting Agreements and, pursuant to the terms of the Bridge Loan, the Company extended the terms of their Consulting Agreements until the earlier of (i) February 24, 2000 or (ii) the closing of an acquisition of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth compensation received for the three fiscal years ended December 31, 1997 by the Company's Chief Executive Officer and the other most highly compensated executive officers (collectively, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                            ANNUAL COMPENSATION                     AWARDS
                              ------------------------------------------------    SECURITIES
                                                                OTHER ANNUAL      UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION
---------------------------   ----   ------------   --------   ---------------   ------------   ------------
Fred Craves, Ph.D...........  1997     $100,000     $    --          $--             --             $--
  Chief Executive             1996      125,000
  Officer(2)                  1995      100,000
Sanford S. Zweifach.........  1997      140,625          --           --             --              --
  President and               1996      135,000       5,625
  Chief Financial Officer     1995      126,750      21,871
Rich B. Meyer, Jr...........  1997      145,008       2,789           --             --              --
  Vice President, Research    1996      140,016       2,693
  and Development             1995      135,000
Robert Wydro................  1997      140,016       2,693           --             --              --
  Vice President, Research    1996       52,506       2,693
  Management

---------------
(1) Includes amounts deferred during each of 1997, 1996 and 1995 under the Company's 401(k) employee savings and retirement plan. To date, the Company has not made any matching contributions under that plan.

(2) Includes $25,000 payment earned in 1993.

OPTION MATTERS

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         NUMBER OF       % OF TOTAL
                                        SECURITIES        OPTIONS
                                        UNDERLYING       GRANTED TO     EXERCISE OR
                                          OPTIONS       EMPLOYEES IN    BASE PRICE
                NAME                   GRANTED(#)(1)    FISCAL YEAR      ($/SHARE)     EXPIRATION DATE(2)
                ----                   -------------    ------------    -----------    ------------------
Rich B. Meyer, Jr....................     14,900            5.5%           $.75             02/25/07
Robert Wydro.........................      5,000            1.8%            .75             02/25/07

---------------
(1) The options vest 25% on February 26, 1998 and 2.083% on the 26th day of each month thereafter until February 26, 2001.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

     Option Exercises. None of the Company's Executive Officers exercised options during the fiscal year ended December 31, 1997.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Employment Agreements. Effective August 30, 1994, the Company entered into a one-year employment agreement with Dr. Meyer. The Company and Dr. Meyer have extended the agreement from time to time and, most recently, the agreement has been extended to December 31, 1998. Upon termination of Dr. Meyer's services for reasons other than cause during the term, he will be entitled to either notice or severance pay at the executive's then current salary, equal to the greater of the balance of the term or six months, subject to reduction in certain circumstances. In the event of death or disability during the term, the executive will be entitled to six months salary (less any amounts received from disability insurance). In addition, upon termination, the executives are subject to a five-year non-disclosure obligation and a six-month non-competition obligation.

     Consulting Agreements. In July 1993, the Company entered into a consulting agreement with Dr. Craves under which he received $100,000 per year for his services. This is the amount reflected as salary in the Summary Compensation Table. Pursuant to the terms of the Bridge Loan, the Company has extended the term of Dr. Craves' consulting agreement until the earlier of (i) February 24, 2000 or (ii) the closing of an acquisition of the Company.

     In January 1995, the Company entered into a consulting agreement with Mr. Zweifach under which he received a monthly payment of $11,250. This is the amount reflected as salary in the Summary Compensation Table. Pursuant to the terms of the Bridge Loan, the Company has extended the consulting agreement until the earlier of (i) February 24, 2000 or (ii) the closing of an acquisition of the Company.

     Dr. Melmon also serves as a consultant to the Company and as a member of the Company's Scientific Advisory Board, and receives compensation in those capacities.

DIRECTORS' COMPENSATION

     The Company pays all non-employee directors a fee of $1,000 for each Board of Directors meeting attended in person. In July 1993, the Company adopted a Non-Employee Directors Option Plan (the "Directors Plan") pursuant to which the Company granted each non-employee director (except Dr. Craves) a fully-vested 10-year option to purchase 10,000 shares of Common Stock at an exercise price of $4.00 per share. In addition, upon each anniversary of the inception of the Directors Plan each non-employee director will receive fully-vested 10-year options to purchase 5,000 shares of Common Stock at the then current fair market value. Non-employee directors who subsequently join the Board of Directors will receive, upon each anniversary of joining the Board of Directors, fully-vested 10-year options to purchase 5,000 shares of Common Stock at the then current fair market value.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors held a total of two meetings. No member of the Board of Directors attended fewer than 75% of the meetings of the Board. The Board of Directors has no committees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company's Common Stock by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock, (ii) each director and nominee as a director,

(iii) each of the Named Executive Officers named in the Summary Compensation Table, and (iv) all executive officers and current directors as a group.

                                                       NUMBER OF SHARES        PERCENTAGE OF
                 NAME AND ADDRESS                    BENEFICIALLY OWNED(1)   OUTSTANDING SHARES
                 ----------------                    ---------------------   ------------------
Grace Brothers Ltd.................................        5,121,193               34.6%
  1000 W. Diversey Parkway
  Chicago, Illinois 60614
Entities and Persons affiliated with Biotechnology
  Investment Group, L.L.C.(2)......................        1,089,900                7.4%
  c/o Schroeder Venture Advisers, Inc.
  1055 Washington Boulevard
  Stamford, Connecticut 06901
The Edward Blech Trust(3)..........................          925,000                6.2%
  c/o Rabbi Mordechai Jofan
  418 Avenue I
  Brooklyn, New York 11230
VIMRx Pharmaceuticals, Inc.(4).....................          907,143                6.1%
  2751 Centerville Road, Suite 210
  Little Falls II
  Wilmington, DE 19808
Fred Craves, Ph.D.(5)..............................          852,500                5.8%
United Equities Commodities Company(6).............          750,000                5.1%
  c/o Phillippe D. Katz
  160 Broadway
  New York, New York 10038
The Olmsted Group(7)...............................          345,000                2.3%
  81 Main Street
  White Planes, New York 10601
Rich B. Meyer, Jr., Ph.D.(8).......................          190,565                1.3%
Kenneth L. Melmon(9)...............................           75,999                   *
Sanford Zweifach(10)...............................           55,000                   *
Richard Dunning(11)................................            5,000                   *
All executive officers and directors
  as a group (5 persons)(12).......................        1,152,064                7.8%

---------------
  *  Less than one percent

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Biotechnology Investment Group, L.L.C. ("BIG") shares voting and dispositive power with respect to such shares with (i) Schroeder Venture Advisers, Inc., the managing member of BIG, (ii) Edward Blech Trust, a member of BIG, (iii) Jeffrey J. Collinson, president and sole director of Schroeder Venture Advisers, Inc. and (iv) BIO Holding, L.L.C. ("BIO"), a member of BIG. In addition, Wilmington Trust Company ("WTC"), as the voting trustee under the Company Voting Trust Agreement dated as of January 19, 1995 among WTC, BIG and BIO, and as the Holder of a majority interest in BIO, has the right to direct the actions of BIO, including any voting or dispositive power that BIO may have over such shares by virtue of its membership in BIG. Further, Citibank, N.A. has the right to direct the actions of WTC with respect to any rights that WTC may have to direct the actions of BIO pursuant to the Company Voting Trust Agreement. Each of BIG, Schroeder Venture Advisers, Inc., Edward Blech Trust, Jeffrey J. Collinson and BIO disclaim beneficial ownership of such shares except to the extent, if any, of each such reporting person's actual pecuniary interest therein. Mr. Blech, a former principal stockholder of the Company, may be deemed to beneficially own such shares by virtue of the fact that Mr. Blech may obtain the right to direct the actions of WTC with respect to any rights that WTC may have to direct the actions of BIO, pursuant to the terms of a Restructuring

     Agreement, dated as of January 19, 1995 among Citibank, N.A., Mr. Blech, Mr. Blech's mother and Schroeder Venture Advisers, Inc., if Mr. Blech repays his indebtedness to Citibank, N.A. However, Mr. Blech currently has no voting or dispositive power over such shares. Such shares include 350,000 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (3) Includes 425,000 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (4) Includes 450,000 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (5) Includes 408,325 shares subject to warrants and options exercisable within 60 days of March 20, 1998, including warrants to purchase 83,325 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Fred Craves disclaims beneficial ownership of such warrants and the shares underlying such warrants except to the extent of his pecuniary interest in Burrill & Craves.

 (6) Includes 250,000 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (7) Includes 166,666 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (8) Includes 133,894 shares subject to warrants exercisable within 60 days of March 20, 1998.

 (9) Includes 75,999 shares subject to warrants and options exercisable within 60 days of March 20, 1998.

(10) Includes 30,000 shares subject to options and warrants exercisable within 60 days of March 20, 1998.

(11) Excludes 907,143 shares, including 450,000 warrants to purchase common stock held by VIMRx Pharmaceutics, Inc. Mr. Dunning is the President and Chief Executive Officer of VIMRx Pharmaceuticals, Inc. and disclaims beneficial ownership of all such shares. Includes 5,000 shares subject to options exercisable within 60 days of March 20, 1998.

(12) Includes directors' and executive officers' shares listed above, including 731,543 shares subject to warrants and options exercisable within 60 days of March 20, 1998. Excludes 907,143 shares, including 450,000 warrants to purchase Common Stock, held by VIMRx Pharmaceuticals, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 26, 1998, the Company and Bay City Capital, a merchant banking firm that was formed by The Craves Group and the Pritzker Family business interests, entered into the Bridge Loan pursuant to which (i) the Company issued and sold to Bay City Capital a $3,000,000 principal amount secured note (the "Note") bearing interest at the rate of eight percent (8%) per annum and a warrant to purchase 2,000,000 shares of Common Stock at an exercise price of $0.90 per share, and (ii) Bay City Capital agreed to subscribe for 100% of the Excess Shares, if any, under the Rights Offering, by reducing the principal amount due under the Note by an amount equal to the price it would otherwise pay for such Excess Shares. The founding partner of The Craves Group, Fred Craves, Ph.D., is the Chairman and Chief Executive Officer of the Company. Sanford Zweifach, the President, Chief Financial Officer, Secretary and a director of the Company, is also the Chief Financial Officer of Bay City Capital. The Bridge Loan was approved by the affirmative vote of a majority of the disinterested directors of the Company after the disclosure of the material facts as to the relationship of Bay City Capital and certain directors of the Company and the transactions contemplated by the Bridge Loan.

     On January 16, 1996 the Company issued five-year warrants to purchase 250,000 shares of Common Stock to Burrill & Craves, a consulting firm of which Dr. Craves was a principal, and 345,000 shares of Common Stock to the Olmsted Group, L.L.C., a merchant banking firm of which Mr. Zweifach is a principal, at an exercise price of $0.50 per share, in consideration for the services performed by each of Burrill & Craves and The Olmsted Group, L.L.C. in connection with the sale of the Corporation's diagnostics division and other corporate matters. The warrants vest as follows: (i) 33 1/3% at issuance; (ii) 33 1/3% on June 30, 1997; and (iii) 33 1/3% on January 1, 1999. All such warrants shall vest, to the extent not already vested upon a change of control of the Company.

     In June 1996, the Company completed a private placement of Units (the "Private Placement"), with each Unit consisting of one share of Common Stock and one warrant to purchase 0.5 shares of Common Stock. The Company sold a total of 5 million Units, for an aggregate purchase price of $5 million, to institutional and accredited individual investors. The term of the warrants is five years, and each warrant is exercisable at $2.50 per share (or $1.25 per 0.5 shares). Each warrant is redeemable by the Company at any time after eighteen months from the date that they are issued at $0.05 per warrant, provided that the closing trading price per share of Common Stock is at least $3.75 for twenty (20) consecutive trading days. In connection with the Private Placement, pursuant to an agreement with its financial advisor, David Blech, the Company paid fees of $350,000 to Mr. Blech. In addition, the Company cancelled fifty percent (50%) of the obligations of Mr. Blech arising in connection with a prior transaction. The aggregate amount cancelled was $1,635,588. The balance is accruing interest at the minimum applicable federal rate. As the obligation had been fully reserved, and the remaining balance is fully reserved, neither the cancellation nor the remaining obligation is reflected in the Company's financial statements. The Company also issued to Mr. Blech five-year warrants to purchase 500,000 shares of Common Stock at $1.00 per share. The warrants are held in escrow by the Company until the balance of the Ribonetics debt is satisfied.

LEGAL PROCEEDINGS

     The Company has received from time to time written notices from other parties alleging that the Company's products and proposed products infringe the proprietary rights of such parties. The Company believes that such notices are common in its industry and believes it is not infringing. However, there can be no assurance that such parties will not ultimately bring legal proceedings against the Company.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP were the Company's auditors for fiscal 1997 and have been appointed by the Company's Board of Directors to serve as the Company's auditors for fiscal 1998. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Any stockholders desiring to submit a proposal for action at the 1999 Annual Meeting of Stockholders, which the Company anticipates will be held in April 1999, which is desired to be presented in the Company's Proxy Statement with respect to such meeting, should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 30, 1999. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Commission and other laws and regulations to which interested persons should refer.

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Based upon its review of the copies of reporting forms furnished to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 1997, were satisfied.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with the recommendations of the Board of Directors on such matters, and discretionary authority to do so is included in the proxy.

                                          By Order of the Board of Directors

                                          Sanford S. Zweifach

April 14, 1998

                                     PROXY

                          EPOCH PHARMACEUTICALS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       ANNUAL MEETING OF THE STOCKHOLDERS
                                 APRIL 29, 1998

   The undersigned hereby nominates, constitutes and appoints Fred Craves Ph.D. and Sanford S. Zweifach, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the 1998 Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company, 1725 220th Street, S.E., No. 104, Bothell, Washington 98021, on April 29, 1998, at 12:00 P.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

    THE DIRECTORS RECOMMEND A VOTE "FOR" ITEM 1

   1. Amendment to the Company's Restated Certificate of Incorporation to increase the authorized number of shares of Common Stock.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

   2. Amendment to the Company's Restated Certificate of Incorporation to elect to be governed by Section 203 of the DGCL.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

3. ELECTION OF DIRECTORS                                       FOR                                  WITHHOLD AUTHORITY
  Nominees:                                  all nominees listed (except as marked to        to vote for all nominees listed
  Fred Craves, Ph.D  Kenneth L. Melmon,                the contrary below)                                 [ ]
  M.D.                                                         [ ]
  Sanford S. Zweifach      Richard L.
Dunning

   (INSTRUCTION: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

   4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   IMPORTANT -- PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO ELECT TO BE GOVERNED BY SECTION 203 OF THE DGCL, AND "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THIS PROXY.
--------------------------------------------------------------------------------

                                             Date:

                                                  (Signature of stockholder)

                                                  Please sign your name exactly
                                                  as it appears hereon.
                                                  Executors, administrators,
                                                  guardians, officers of
                                                  corporations and others
                                                  signing in a fiduciary
                                                  capacity should state their
                                                  full titles as such.

                                                  WHETHER OR NOT YOU PLAN TO
                                                  ATTEND THE MEETING, YOU ARE
                                                  URGED TO SIGN AND RETURN THIS
                                                  PROXY, WHICH MAY BE REVOKED AT
                                                  ANY TIME PRIOR TO ITS USE.